--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                       ________________________________

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                      DATE OF REPORT:  DECEMBER 10, 1996
                       (Date of earliest event reported)

                       ________________________________


                            GENCOR INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                       ________________________________


            DELAWARE                      0-3821                  59-0933147
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


            5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810
              (Address of principal executive offices, zip code)

                                (407) 290-6000
             (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

     This Amendment No. 1 supplements the Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 1996 by Gencor Industries, Inc. (the "Registrant") to file (a) the financial statements of the Process Equipment Division (the "PED Division") of Ingersoll-Rand Company ("Ingersoll") and (b) the pro forma financial information relating to the business combination of the Registrant and the PED Division.

Item 7.   Financial Statements and Exhibits                                          Page
                                                                                     ----
     (a)  Financial Statements of the Process Equipment Division of Ingersoll-Rand
          Company

          (i)    Report of Indepedent Certified Public Accountants                   4

          (ii)   Combined Balance Sheets--September 30, 1996 and December 31, 1995   5

          (iii)  Combined Statements of Operations for the nine months ended
                 September 30, 1996 and for the years ended December 31, 1995 and
                 December 31, 1994                                                   6

          (iv)   Combined Statements of Stockholder's Equity for the nine months ended September 30, 1996 and years ended December 31, 1995 and
                 1994                                                                7

          (v)    Combined Statements of Cash Flows for the nine months ended
                 September 30, 1996 and years ended December 31, 1995 and 1994       8

          (vi)   Note to Combined Financial Statements for the nine months ended
                 September 30, 1996 and years ended December 31, 1995 and 1994       9

     (b)  Pro Forma Combined Financial Statements of Gencor Industries, Inc.

          (i)    Introduction                                                        18

          (ii)   Pro Forma Condensed, Combined Statement of Income for the year
                 ended September 30, 1996 (unaudited)                                19

          (iii)  Notes to Pro Forma, Condensed Combined Statement of Income for
                 the year ended September 30, 1996 (unaudited)                       20

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GENCOR INDUSTRIES, INC.


                                   By: /s/  John E. Elliott
                                       --------------------------------------
                                       John E. Elliott, Executive Vice President


Dated:  February 21, 1997

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors of
 Gencor Industries, Inc.:

We have audited the accompanying combined balance sheets of Process Equipment Division of Ingersoll-Rand Company and subsidiaries (the "Division") as of September 30, 1996 and December 31, 1995, and the related combined statements of operations, stockholder's equity, and cash flows for the nine months ended September 30, 1996 and for each of the two years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on the financial statements based on our audits. We did not audit the financial statements of CPM Europe SA, CPM/Europe Limited, California Pellet Mill Europe Limited, and CPM/Pacific (Private) Limited (combined companies), which statements reflect total assets constituting 21% of combined total assets at December 31, 1995 and total revenues constituting 16% and 17% of combined revenues for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for CPM Europe SA, CPM/Europe Limited, California Pellet Mill Europe Limited, and CPM/Pacific (Private) Limited is based solely on the reports of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Process Equipment Division of Ingersoll-Rand Company and subsidiaries at September 30, 1996 and December 31, 1995, and the results of their operations and their cash flows for the nine months ended September 30, 1996 and for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Division adopted SFAS 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, in 1996.

The accompanying combined financial statements have been prepared from the separate records maintained by the Division and may not necessarily be indicative of the conditions that would have existed or the results of operations obtained if the Division had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from home office items applicable to the Division as a whole.



/s/ Deloitte & Touche LLP
December 10, 1996
Orlando, Florida

PROCESS EQUIPMENT DIVISION OF INGERSOLL-RAND COMPANY

COMBINED BALANCE SHEETS
SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
--------------------------------------------------------------------------------

                                                                                   SEPTEMBER 30,        DECEMBER 31,
ASSETS                                                                                 1996                1995
CURRENT ASSETS:
  Cash  (Note 11)                                                                  $  2,538,949         $  1,518,584
  Accounts receivable, less allowance for doubtful accounts of $1,391,000
    and $1,181,000, respectively (Notes 1 and 11)                                    18,512,770           19,814,387
  Inventories (Notes 1 and 2)                                                        20,910,915           19,597,921
  Prepaid expenses                                                                      893,799              457,383
  Deferred tax assets (Notes 1 and 6)                                                 1,748,280            1,618,782
                                                                                   ------------         ------------

           Total current assets                                                      44,604,713           43,007,057

ACCOUNTS RECEIVABLE FROM AFFILIATES (Notes 11 and 12)                                 4,275,753           43,877,681

PROPERTY AND EQUIPMENT - Net (Notes 1 and 3)                                         15,900,480           17,307,935

OTHER ASSETS                                                                          2,882,211            3,628,908
                                                                                   ------------         ------------

                                                                                   $ 67,663,157         $107,821,581
                                                                                   ------------         ------------
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Temporary cash overdraft                                                         $  2,560,178         $  1,499,983
  Notes payable (Note 5)                                                                 67,636              321,722
  Accounts payable (Note 11)                                                          5,807,233            4,774,903
  Income taxes payable (Notes 1 and 6)                                                  528,368            1,502,193
  Accrued expenses (Note 4)                                                           8,789,650            7,605,690
                                                                                   ------------         ------------
           Total current liabilites                                                  17,753,065           15,704,491

DEFERRED INCOME TAXES (Notes 1 and 6)                                                   475,337              506,103

POST RETIREMENT BENEFITS (Note 10)                                                    2,118,200            2,020,300

ACCOUNTS PAYABLE TO AFFILIATES (Notes 11 and 12)                                      7,759,790           52,328,529
                                                                                   ------------         ------------

           Total liabilities                                                         28,106,392           70,559,423
                                                                                   ------------         ------------
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDER'S EQUITY:
  Common stock (Note 1)                                                                 455,870              455,870
  Capital in excess of par value                                                        788,694              788,694
  Retained earnings                                                                  32,269,255           29,570,109
  Cumulative translation adjustment                                                   6,042,946            6,447,485
                                                                                   ------------         ------------

           Total stockholder's equity                                                39,556,765           37,262,158
                                                                                   ------------         ------------
                                                                                   $ 67,663,157         $107,821,581
                                                                                   ============         ============

See accompanying notes to combined financial statements.

PROCESS EQUIPMENT DIVISION OF INGERSOLL-RAND COMPANY

COMBINED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1996
AND YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                 SEPTEMBER 30,                     DECEMBER 31,
                                                                     -----------------------------------------
                                                      1996                 1995                1994
NET SALES (Notes 1 and 12)                        $77,374,421          $113,448,183         $96,164,570

COSTS AND EXPENSES:
  Cost of sales (Notes 1 and 2)                    56,903,950            84,022,397          70,578,913
  Selling and marketing expenses                    9,963,738            14,735,700          13,378,172
  General and administrative expenses
    (Notes 9, 10, and 12)                           4,900,155             6,518,858           5,811,550
                                                  -----------          ------------         -----------

                                                   71,767,843           105,276,955          89,768,635
                                                  -----------          ------------         -----------

OPERATING INCOME (Note 8)                           5,606,578             8,171,228           6,395,935
                                                  -----------          ------------         -----------

OTHER INCOME (EXPENSE):
  Interest income                                     163,783               287,824             101,717
  Interest expense (Note 5)                          (353,974)             (233,155)           (117,624)
  Other (Note 1)                                     (146,442)             (337,082)           (937,152)
                                                  -----------          ------------         -----------

                                                     (336,633)             (282,413)           (953,059)
                                                  -----------          ------------         -----------

INCOME BEFORE INCOME TAXES                          5,269,945             7,888,815           5,442,876

INCOME TAX EXPENSE (Notes 1 and 6):
  Current:
    Federal                                         1,615,490             2,410,334           2,713,913
    Foreign                                           365,075               925,310             (81,096)
    State                                             178,700             1,060,873             259,438
                                                  -----------          ------------         -----------

                                                    2,159,265             4,396,517           2,892,255
                                                  -----------          ------------         -----------

NET INCOME BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE               3,110,680             3,492,298           2,550,621

CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE, NET (Note 1)                 (411,534)                 -                   -
                                                  -----------          ------------         -----------

NET INCOME                                        $ 2,699,146          $  3,492,298         $ 2,550,621
                                                  ===========          ============         ===========

See accompanying notes to combined financial statements.

PROCESS EQUIPMENT DIVISION OF INGERSOLL-RAND COMPANY

COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 1996
AND YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                          CAPITAL                           CUMULATIVE
                                           COMMON        IN EXCESS         RETAINED         TRANSLATION
                                           STOCK           OF PAR          EARNINGS          ADJUSTMENT         TOTAL

BALANCE, DECEMBER 31, 1993              $455,870        $ 788,694       $   40,453,127     $  3,353,664       $  45,051,355

  Net income                                -               -                2,550,621            -               2,550,621

  Distributions to Parent                   -               -               (3,085,440)           -              (3,085,440)

  Change in cumulative translation
   adjustment                               -               -                   -             1,672,825           1,672,825
                                     -------------   -------------     ---------------    -------------      --------------

BALANCE, DECEMBER 31, 1994               455,870          788,694           39,918,308        5,026,489          46,189,361

  Net income                                -               -                3,492,298             -              3,492,298

  Distributions to Parent                   -               -              (13,840,497)            -            (13,840,497)

  Change in cumulative translation
   adjustment                               -               -                   -             1,420,996           1,420,996
                                       ------------    ------------     --------------     ------------       -------------

BALANCE, DECEMBER 31, 1995               455,870          788,694           29,570,109        6,447,485          37,262,158

  Net income                                -                -               2,699,146             -              2,699,146

  Change in cumulative translation
   adjustment                               -                -                    -            (404,539)           (404,539)
                                       ------------    ------------     --------------     ------------       -------------

BALANCE, SEPTEMBER 30, 1996             $455,870        $ 788,694       $   32,269,255     $  6,042,946        $ 39,556,765
                                       ============    ============    ===============     ============       =============


See accompanying notes to combined financial statements.

PROCESS EQUIPMENT DIVISION OF INGERSOLL-RAND COMPANY

COMBINED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1996
AND YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                    SEPTEMBER 30,               DECEMBER 31,
                                                                                   ------------------------------------
                                                                         1996              1995               1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $  2,699,146      $  3,492,298       $  2,550,621
  Adjustments to reconcile net income to cash
    provided by (used for) operations:
      Cumulative effect of a change in accounting principle              411,534
      Loss (gain) on foreign exchange                                    (26,184)          146,352            399,307
      Depreciation and amortization                                    1,921,078         2,415,437          2,108,271
      Change in assets and liabilities:
        Decrease (increase) in trade receivables                       1,311,271        (4,341,776)           378,464
        Decrease (increase) in inventories                            (1,315,400)       (1,564,674)         3,688,012
        Decrease (increase) in prepaid expenses and other assets         311,510          (557,257)           662,548
        Increase in deferred income taxes                               (160,300)          (69,944)        (1,266,597)
        Increase (decrease) in accounts payable                        1,032,801        (1,258,066)         1,930,977
        Increase (decrease) in temporary cash overdraft                1,061,765          (136,972)           593,866
        Decrease in income taxes payable                                (974,334)         (711,690)        (1,374,551)
        Increase (decrease) in accrued expenses                        1,285,314         1,775,529         (1,578,182)
                                                                    ------------      ------------       ------------

           Total adjustments                                           4,859,055        (4,303,061)         5,542,115
                                                                    ------------      ------------       ------------

           Cash provided by (used for) operations                      7,558,201          (810,763)         8,092,736
                                                                    ------------      ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Capital expenditures                                                (1,334,665)       (2,662,584)        (2,272,268)
                                                                    ------------      ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (reduction) increase under line of credit and notes payable       (254,773)       (2,167,962)         2,457,847
  Payments to affiliates                                             (44,682,580)      (30,181,600)        (5,763,660)
  Payments from affiliates                                            39,707,452        47,893,954            266,752
  Distributions to parent                                                              (13,840,497)        (3,085,440)
                                                                    ------------      ------------       ------------

           Cash provided by (used for) financing activities           (5,229,901)        1,703,895         (6,124,501)

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                   26,730           270,518            252,363

NET INCREASE (DECREASE) IN CASH                                     $  1,020,365        (1,498,934)           (51,670)

CASH, BEGINNING OF PERIOD                                           $  1,518,584         3,017,518          3,069,188
                                                                    ------------      ------------       ------------

CASH, END OF PERIOD                                                 $  2,538,949      $  1,518,584       $  3,017,518
                                                                    ============      ============       ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest                                                       $    158,510      $    158,062       $    139,805
                                                                    ============      ============       ============

     Income taxes                                                   $       -         $    305,358       $    796,390
                                                                    ============      ============       ============

See accompanying notes to combined financial statements.

PROCESS EQUIPMENT DIVISION OF INGERSOLL-RAND COMPANY


NOTES TO COMBINED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1996
AND YEARS ENDED DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS - The Process Equipment Division of Ingersoll-Rand Company ( "PED" or the "Division") is a wholly owned multinational division of Ingersoll-Rand Company ("I-R" or the "Parent") engaged in the business of the design, manufacture and marketing of pelleting, grinding and flaking, filtration, and sugar processing equipment.

     PRINCIPLES OF CONSOLIDATION - The combined financial statements include the accounts of the following companies and divisions:

      California Pellet Mill Company and Wholly Owned Subsidiaries:
       CPM Europe SA
       CPM/Europe Limited
       California Pellet Mill Europe Limited
       CPM/Pacific (Private) Limited
       CPM/Europe BV
      Silver Engineering Works, Inc.
      Silver-Weibull Division of Ingersoll-Rand Aktiebolag
      Filtration Division of Improved Machinery Processing Company

     The combined companies' common stock is as follows:

                                        AUTHORIZED   OUTSTANDING   PAR VALUE
      California Pellet Mill Comapany     100,000       43,087     $10/share
      Silver Engineering Works, Inc.       50,000       25,000      $1/share

     All material intercompany transactions and balances have been eliminated.

     REVENUES - Revenues and transfers between geographic regions are recorded as the products are shipped. Revenues are presented net of sales returns.

     FOREIGN CURRENCY TRANSLATION - Assets and liabilities of combined entities located outside of the United States are translated into their U.S. dollar equivalents based on rates of exchange prevailing at the balance sheet date. Revenue and expense accounts are translated at the weighted average exchange rate during the period. Gains and losses resulting from translation are accumulated in a separate component of stockholder's equity. Gains and losses resulting from foreign currency transactions are included in income and are not material for the nine months ended September 30, 1996 or for the years ended December 31, 1995 and 1994.

     The Parent, on behalf of the Division, hedges certain foreign currency transactions and firm foreign currency commitments. The Parent enters into forward exchange contracts (forward contracts). Gains and losses associated with currency rate changes on forward contracts are recorded currently in income. Gains and losses on forward contracts hedging firm foreign currency commitments are deferred off-balance sheet and included as a component of the related transaction, when recorded; however, a loss is not deferred if deferral would lead to the recognition of a loss in future periods.

     INVENTORIES - Inventories are stated at cost, which is not in excess of market. Domestic manufactured inventories of standard products are valued on the last-in, first-out (LIFO) method and all other inventories are valued using the first-in, first-out (FIFO) method.

     PROPERTY AND DEPRECIATION - Property is stated at cost. The Division principally uses accelerated depreciation methods for both tax and financial reporting purposes for assets placed in service prior to December 31, 1994. The Division changed to the straight-line method for financial reporting purposes for assets acquired on or after January 1, 1995, while continuing to use accelerated depreciation for tax purposes. The straight-line method is the predominant method used throughout the industry in which the Division operates, and its adoption increases the comparability of the Division's results with those of its competitors. The effect of the change on the year ended December 31,1995 was not material.

     INCOME TAXES - The Division is included as part of I-R's consolidated federal income tax return. Income taxes are provided on the Division's combined financial statements on a separate return basis and are payable to I-R. Deferred taxes are provided on temporary differences between assets and liabilities for financial reporting and tax purposes as measured by enacted tax rates expected to apply when temporary differences are settled or realized.

     NEW ACCOUNTING STANDARDS - In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which becomes effective for fiscal years beginning after December 15, 1995. Under SFAS 121, long-lived assets are reviewed for impairment whenever events indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows from the asset is less than the carrying amount of the asset, an impairment loss is recognized. The effect of the adoption of SFAS 121 by the Division was a decrease in net income of approximately $412,000, net of tax, for the nine months ended September 30, 1996.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   INVENTORIES

     Inventories at September 30, 1996 and December 31, 1995 consist of the following:

                                                   SEPTEMBER 30,   DECEMBER 31,
                                                       1996            1995
        Raw materials                               $ 5,853,056     $ 4,449,325
        Work in process                               3,823,520       3,527,424
        Finished goods                               17,826,650      17,872,747
                                                    -----------     -----------

                                                     27,503,226      25,849,496
        Less:
          LIFO reserve                               (2,110,925)     (2,110,988)
          Reserve for obsolete and slow-moving
           inventory                                 (4,481,386)     (4,140,587)
                                                    -----------     -----------

                                                    $20,910,915     $19,597,921
                                                    ===========     ===========

     At September 30, 1996 and December 31, 1995, cost is determined by the LIFO method for 42% and 41%, respectively, of total inventories and the FIFO method for all other inventories.

3.   PROPERTY AND EQUIPMENT

     Property and equipment at September 30, 1996 and December 31, 1995 consist of the following:

                                                   SEPTEMBER 30,   DECEMBER 31,
                                                       1996            1995
        Land and improvements                      $  1,146,142    $  1,485,641
        Building and improvements                     8,211,414       8,668,308
        Machinery and equipment                      27,263,183      28,771,402
        Furniture and fixtures                        3,142,764       2,144,751
                                                   ------------    ------------
                                                     39,763,503      41,070,102
        Less: Accumulated depreciation              (23,863,023)    (23,762,167)
                                                   ------------    ------------

                                                   $ 15,900,480    $ 17,307,935
                                                   ============    ============

     Depreciation expense for the nine months ending September 30, 1996 and the years ended December 31, 1995 and 1994 was approximately $1,921,000, $2,415,000, and $2,108,000, respectively.

4.   ACCRUED EXPENSES

     Accrued expenses consist of the following at September 30, 1996 and December 31, 1995:

                                                            SEPTEMBER 30,       DECEMBER 31,
                                                               1996                1995
     Deposits                                                 $2,858,798        $  761,437
     Sales tax payable                                            63,888           106,061
     Accrued payroll                                           3,512,880         4,341,484
     Real estate and other taxes                                 337,316           618,231
     Warranty                                                    478,419           424,832
     Product liability                                           621,113           489,091
     Legal                                                        98,958           136,223
     Royalties payable                                            43,071            66,540
     Accrued interest                                            162,072              -
     Other                                                       613,135           661,791
                                                             -----------       -----------
                                                              $8,789,650        $7,605,690
                                                             -----------       -----------

5.   NOTES PAYABLE

     The Division has a borrowing facility at a rate of 5% with a bank up to $6,260,000, guaranteed by the Parent, which expired on November 30, 1996. At September 30, 1996 and December 31, 1995, $67,636 and $321,722,
     respectively, was outstanding.

6.   INCOME TAXES

     The difference between the U.S. federal income tax rate and the Division's effective income tax rate is as follows:

                                                         NINE MONTHS
                                                            ENDED           YEARS ENDED
                                                         SEPTEMBER 30,      DECEMBER 31,
                                                                        -------------------
                                                             1996         1995        1994
     Federal income tax rate                                 35.0 %       35.0 %      35.0 %
     State income taxes, net of federal income tax benefit    2.2          8.7         2.9
     Foreign dividends paid                                  -             9.4         2.2
     Foreign operations, net                                  5.3         -           17.4
     Other, net                                              (1.6)         2.6        (4.4)
                                                            -----        -----       -----
                                                             40.9%        55.7%       53.1%
                                                            -----        -----       -----

   Deferred tax liabilities (assets) were comprised of the following:

                                               SEPTEMBER 30,  DECEMBER 31,
                                                   1996          1995
     Depreciation and amortization              $1,002,638    $1,254,868
     Deferred intercompany profit                  148,200       159,600
     Deferred tax on foreign corporations          100,700       114,133
                                                ----------    ----------

     Gross deferred tax liability                1,251,538     1,528,601

     Allowance for doubtful accounts               235,435       221,733
     Inventory cost adjustments                    113,876       102,476
     Inventory reserves                            983,877     1,141,843
     Accrued expenses                            1,191,293     1,175,228
                                                ----------    ----------

     Gross deferred tax asset                    2,524,481     2,641,280
                                                ----------    ----------

                                                $1,272,943    $1,112,679
                                                ==========    ==========

7. COMMITMENTS AND CONTINGENCIES

   OPERATING LEASES - The Division leases certain vehicles, equipment, and buildings under noncancelable operating leases. Total rent expense for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994 was $291,000, $257,000 and $229,000, respectively. Future minimum rental commitments under noncancelable leases in effect at September 30, 1996 are as follows:

     1997                                                     $  430,228
     1998                                                        292,738
     1999                                                        262,349
     2000                                                        165,809
     Thereafter                                                     -
                                                              ----------
                                                              $1,151,124
                                                              ==========

   GUARANTEES- In the normal course of business, the Division has issued several direct guarantees, including performance letters of credit, totaling approximately $5,365,000 at September 30, 1996 and $9,483,000 at December 31, 1995. Additionally, CPM Europe BV has guaranteed the liabilities of its subsidiary, Cia de Projectos y Molineria, Spain. CPM Europe BV is in the process of liquidating this subsidiary. No significant losses are expected.

   PRODUCT LIABILITY AND OTHER CLAIMS - The Division is involved in various other litigation matters arising in the ordinary course of business. Management has reviewed all claims and lawsuits and, upon advice of counsel, has made provisions for estimable losses and expenses of litigation relating to claims against the Division.

   CONCENTRATIONS OF CREDIT RISK - As of September 30, 1996, the Division had no significant concentration of credit risk in trade receivables due to the large number of customers which comprise its customer base and their dispersion across different countries.

8.   GEOGRAPHIC INFORMATION

     The Division operates in one industry segment (food and animal feed production industry equipment) and is engaged in the design and manufacture of processing and pelleting equipment and their controls. The Division conducts separate operations in the United States, Europe, and Asia.

     Information about the Division's operations for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994 in these geographic areas is as follows:

                                  UNITED
SEPTEMBER 30, 1996                STATES        EUROPE         OTHER         TOTAL       ELIMINATIONS   CONSOLIDATED
Net sales to unaffiliated
  customers                     $47,953,189   $21,404,150    $4,969,595   $ 74,326,934   $          -    $ 74,326,934
Transfer between geographic
  areas                           6,465,737     5,898,866         6,241     12,370,844     (9,323,357)      3,047,487
                                -----------   -----------    ----------   ------------   ------------    ------------

Total net sales                 $54,418,926   $27,303,016    $4,975,836   $ 86,697,778   $ (9,323,357)   $ 77,374,421
                                ===========   ===========    ==========   ============   ============    ============

Operating income                $ 6,296,070   $  (595,736)   $  381,500   $  6,081,834   $   (475,256)   $  5,606,578
                                ===========   ===========    ==========   ============   ============    ============

Identifiable assets             $45,452,331   $23,615,124    $6,096,538   $ 75,163,993   $ (7,500,836)   $ 67,663,157
                                ===========   ===========    ==========   ============   ============    ============

DECEMBER 31, 1995

Net sales to unaffiliated
  customers                     $61,085,991   $34,556,077    $7,721,397   $103,363,465   $          -    $103,363,465
Transfer between geographic
  areas                          14,583,970    14,048,957       379,525     29,012,452    (18,927,734)     10,084,718
                                -----------   -----------    ----------   ------------   ------------    ------------

Total net sales                 $75,669,961   $48,605,034    $8,100,922   $132,375,917   $(18,927,734)   $113,448,183
                                ===========   ===========    ==========   ============   ============    ============

Operating income                $ 6,013,971   $ 1,233,106    $1,399,407   $  8,646,484   $   (475,256)   $  8,171,228
                                ===========   ===========    ==========   ============   ============    ============

Identifiable assets             $78,204,790   $60,710,433    $6,035,687   $144,950,910   $(37,129,329)   $107,821,581
                                ===========   ===========    ==========   ============   ============    ============

DECEMBER 31, 1994

Net sales to unaffiliated
  customers                     $54,106,268   $27,261,878    $6,628,021   $ 87,996,167   $          -    $ 87,996,167
Transfer between geographic
  areas                           5,526,857    16,945,882       136,218     22,608,957    (14,440,554)      8,168,403
                                -----------   -----------    ----------   ------------   ------------    ------------

Total net sales                 $59,633,125   $44,207,760    $6,764,239   $110,605,124   $(14,440,554)   $ 96,164,570
                                ===========   ===========    ==========   ============   ============    ============

Operating income                $ 6,114,664   $ 1,034,711    $(318,234)   $  6,831,141   $   (435,206)   $  6,395,935
                                ===========   ===========    ==========   ============   ============    ============

     Identifiable assets are those assets of the Division that are identifiable with the operations in each geographic area. Export sales for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, were approximately $8,290,000, $13,637,000, and $14,858,000, respectively.

9.   PENSION PLANS

     The Division's domestic employees are covered by noncontributory pension plans sponsored by I-R. In addition, certain employees in other countries are covered by pension plans. I-R's domestic salaried plans principally provide benefits based on a career average earnings formula. I-R's hourly pension plans provide benefits under flat benefit formulas. Foreign plans provide benefits based on earnings and years of service. In addition, I-R maintains other supplemental benefit plans for officers and key employees. I-R's policy is to fund an amount which could be in excess of the pension cost expensed, subject to limitations imposed by current statutes or tax regulations.

     Allocated pension cost for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994 were made in accordance with actuarially determined criteria and amounted to approximately $83,000, $110,000, and $78,000, respectively.

     Most of the Division's domestic employees are covered by savings and other defined contribution plans. Division contributions and costs are determined based on criteria specific to the individual plans and amounted to approximately $57,000, $123,000, and $116,000 for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, respectively.

10.  POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

     In addition to providing pension benefits, I-R sponsors a post-retirement plan (the "Plan") that covers most domestic employees of the Division. The Plan provides for healthcare benefits and, in some instances, life insurance benefits and is contributory with amounts adjusted annually. Life insurance plans are noncontributory. When full-time employees retire from the Division between age 55 and age 65 with 15 years of service, most are eligible to receive, at a cost to the retiree, certain healthcare benefits identical to those available to active employees. After attaining age 65, an eligible retiree's healthcare benefit coverage becomes coordinated with Medicare. I-R funds the benefit costs principally on a pay as you go basis.

     Information concerning the Division's liability under the Plan is as follows:

                                                      SEPTEMBER 30, DECEMBER 31,
                                                           1996         1995
                                                            (IN THOUSANDS)

     Financial status of plans:
       Accumulated postretirement benefit
         obligation (APBO):
         Retirees                                          $  592      $  608
         Active employees                                   1,526       1,412
                                                           ------      ------

                                                            2,118       2,020
     Plan assets at fair value                                  -           -
                                                           ------      ------

     Unfunded accumulated benefit obligation in excess
         of plan assets                                     2,118       2,020
     Unrecognized net gain                                      -           -
     Unrecognized prior service benefits                        -           -
                                                           ------      ------

     Accrued postretirement benefit cost                   $2,118      $2,020
                                                           ======      ======

     The components of net periodic postretirement benefits cost for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994 were as follows:

                                                                        1996   1995   1994
                                                                         (IN THOUSANDS)

     Service cost, benefits attributed to employee service             $  34  $  24  $  36
       during the year
     Interest cost on accumulated postretirement benefit obligation      111    190    184
                                                                       -----  -----  -----

     Net periodic postretirement benefits cost                         $ 145  $ 214  $ 220
                                                                       =====  =====  =====

     The discount rate used in determining the APBO was 7.25% at September 30, 1996 and December 31, 1995, respectively. The assumed healthcare cost trend rates used in measuring the accumulated postretirement benefit obligation were 10.35% in 1996 and 1995, declining each year to an ultimate rate by 2003 of 4.65%.

     Increasing the healthcare cost trend rate by 1.0% as of September 30, 1996, would increase the APBO by 10%. The effect of this change on the sum of the service cost and interest cost components of net periodic postretirement benefits cost for 1996 would be an increase of 13%.

11.  FINANCIAL INSTRUMENTS

     The Division, as a multinational operation, maintains significant operations in foreign countries. As a result of these global operating and financing activities, the Division is exposed to changes in foreign currency exchange rates, which affect the results of operations and financial conditions of the Division. The Division manages exposure to changes in foreign currency exchange rates through its normal operating and financing activities, as well as through I-R's treasury department by the use of financial instruments. Generally, the only financial instruments the Division utilized are forward exchange contracts.

     The purpose of the hedging activities is to mitigate the impact of changes in foreign exchange rates. The Division attempts to hedge transaction exposures through natural offsets. To the extent this is not practicable, major exposure areas which are considered for hedging include foreign currency denominated receivables and payables, intercompany loans, firm committed transactions, anticipated sales and purchases, and dividends relating to foreign subsidiaries.

     The carrying value of accounts receivable, accounts receivable from affiliates, accounts payable, accounts payable from affiliates, and notes payable are a reasonable estimate of their fair value due to the short-term nature of these instruments.

12.  TRANSACTIONS WITH AFFILIATES

     The Division enters into transactions with I-R and other affiliated I-R companies in the normal course of business. For the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, sales to such affiliates are as follows. Purchases from affiliates were not significant.


                                           1996        1995         1994

          Sales to affiliates           $3,047,487  $10,084,718  $8,168,403
                                        ==========  ===========  ==========

     The Division is charged for certain administrative services, such as treasury, credit, and collection, as well as a monthly allocation of Parent corporate overhead. For the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, these expenses totaled approximately $1,068,000, $1,359,000, and $1,311,000, respectively, and are included in general and administrative expenses in the accompanying financial statements.

     Accounts receivable from affiliates are generally noninterest bearing and due currently.

     Accounts payable to affiliates include short-term notes payable to the Parent or Parent-owned subsidiaries. Such loans bear interest at rates between 2.7% to 4.65%.

13.  SUBSEQUENT EVENT

     Effective September 30, 1996, I-R sold the Division to Gencor Industries, Inc. at a purchase price of approximately $60,869,000. The transaction closed subsequent to September 30, 1996.

                                     ******

                            GENCOR INDUSTRIES, INC.
                           PRO FORMA FINANCIAL DATA



The pro forma condensed, combined statement of income (the proforma) for the year ended September 30, 1996 have been prepared to illustrate the estimated effects of the Purchase Agreement between Gencor Industries, Inc. (Gencor) and Ingersoll-Rand Company (I-R) to purchase the Process Equipment Division (PED) of I-R.

The following proforma combined statement of income has been derived by the application of proforma adjustments to the combination of Gencor and PED's historical statements of income for the twelve months ended September 30, 1996. The proforma statement for the year ended September 30, 1996 gives effect to the acquisition as if the transaction was consummated as of October 1, 1995. Since the transaction was effective as of September 30, 1996, PED's balance sheet is included in the Gencor Form 10K filing as of September 30, 1996 and, accordingly, is not presented herein.

The proforma condensed, combined statement of income is not necessarily indicative of actual results that may have occurred had the transaction been completed as of the date specified or of the results of operations of Gencor and its subsidiaries for any future period. The proforma financial data should be read in conjunction with the audited consolidated financial statements of Gencor and related notes thereto included in Form 10K.

GENCOR INDUSTRIES, INC.

PROFORMA CONDENSED, COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 1996 (UNAUDITED)
(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
--------------------------------------------------------------------------------

                                               GENCOR        PROCESS
                                             INDUSTRIES,    EQUIPMENT          PROFORMA           PRO
                                                INC.        DIVISION         ADJUSTMENTS         FORMA
Net sales                                  $   60,208       $108,142          $(7,673)  (a)   $  160,677
Cost of sales                                  44,534         79,929           (6,655)  (a)      117,808
                                           ----------       --------          -------         ----------

           Gross profit                        15,674         28,213           (1,018)            42,869

Product engineering and development             2,207             90                -              2,297
Selling, general, and marketing expenses        8,226         19,548              125   (b)       27,899
                                           ----------       --------          -------         ----------

           Income from operations               5,241          8,575           (1,143)            12,673

OTHER INCOME (EXPENSE):
  Interest expense                             (1,357)          (452)          (4,459)  (c)       (6,268)
  Other income                                     68             18                -                 86
                                           ----------       --------          -------         ----------

           Income before tax                    3,952          8,141           (5,602)             6,491

INCOME TAX                                      1,195          3,658           (2,387)  (d)        2,466
                                           ----------       --------          -------         ----------

NET INCOME                                 $    2,757       $  4,483          $(3,215)        $    4,025
                                           ==========       ========          =======         ==========


Net income per share
       Primary                                  $1.55                                              $1.85
       Fully Diluted                            $1.55                                              $1.82

Weighted average shares outstanding
      Primary                               1,780,159                                   (e)    2,179,262
      Fully Diluted                         1,780,159                                   (e)    2,210,396




GENCOR INDUSTRIES, INC.

NOTES TO PROFORMA CONDENSED, COMBINED STATEMENT OF INCOME
YEAR ENDED SEPTEMBER 30, 1996
--------------------------------------------------------------------------------

(a) Proforma adjustment to eliminate sales to I-R affiliates which are not expected to continue after the acquisition.

(b)  The adjustments to selling, general, and marketing expenses are as follows:

           Amortization of goodwill recorded as a result of the acquisition      $   364
           Amortization of deferred debt acquisition costs                           680
           Removal of I-R corporate overhead charge                               (1,424)
           Allocation of Gencor overhead charge                                      505
                                                                                 -------

               Total selling, general, and marketing adjustment                  $   125
                                                                                 =======

(c)  The proforma adjustments to interest expense are as follows:

           Interest expense on  historical debt, repaid in   acquisition         $(1,589)
           Interest expense on revolving credit facility and term notes
               assumed at 8.25%                                                    6,048
                                                                                 -------

               Total interest expense adjustment                                 $ 4,459
                                                                                 =======

(d) Proforma adjustment to income tax expense relating to net increase as adjusted for the combined entity. Income taxes are calculated at an estimated rate of 38%.

(e) Profoma adjustment to reflect the issuance of 268,559 shares in conjunction with the acquisition as well as the assumed dilutive effect of stock options outstanding at September 30, 1996.